RAMP SERIES 2005-RS6 TRUST

	Assumptions
	40% Loss Severity
	12 Month Delay
	Triggers Failing
	Run to maturity
Defaults are in addition to prepayments
	Run at pricing speed
Break is before first dollar of principal loss

	Fwd LIBOR		Fwd LIBOR + 200
	CDR Break	Cum Loss	CDR Break	Cum Loss

M6	11.13 CDR	10.75%	10.18 CDR	10.01%

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by
CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the under-
lying assests has not been independently verified by CSFBC. CSFBC is not acting as agent for the Issuer or its affiliiates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFBC makes no representation that the above referenced seurity will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to by nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities my not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securites.